FLIPPIN, BRUCE & PORTER, INC.
                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                             AS OF JANUARY 1, 2004

PREAMBLE

This CODE establishes rules and standards of professional conduct which are designed to guide, direct and govern the professional activities of COVERED PERSONS within the employment of the ADVISOR. While the CODE is intended to be a living document which will reflect future developments in the business, professional and regulatory environment of the ADVISOR, it is based on the unchanging foundation that a COVERED PERSON shall always:

o    Place the interests of our CLIENTS first
o Conduct oneself in a manner which is consistent with the CODE and in such a manner so as to avoid any actual or potential conflict of interest, and
o    Respect and honor one's position of trust and responsibility.

ARTICLE I:  CODE OF ETHICS AND STANDARDS OF PROFESSIONAL  CONDUCT

The ADVISOR has adopted the AIMR CODE (in its entirety, as may be subsequently amended and as reflected in Schedule II attached hereto) and incorporates the same by reference. All references to the terms "financial analyst", "employer" and "client" as contained in the AIMR CODE shall carry the respective meaning of COVERED PERSON, ADVISOR and CLIENT as defined in Schedule I hereto which is incorporated herein by reference.

ARTICLE II:  STANDARDS OF CONDUCT  GOVERNING PERSONAL  INVESTING  ACTIVITIES

Standards III, IV and V of the AIMR CODE provide guidance with respect to the personal investing activities of COVERED PERSONS. Within the context of this guidance and in conformance with Rule 17j-1 of the Investment Company Act of 1940, the ADVISOR has adopted the following specific standards:

LEGAL REQUIREMENT: Under Rule 17j-1(a), it is unlawful for any COVERED PERSON, in connection with the purchase or sale by such person of a SECURITY HELD OR TO BE ACQUIRED by the FUNDS, to:


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          1.   employ any  device,  scheme or artifice to defraud the CLIENTS of the ADVISOR,
          2. make any untrue statement of a material fact or omit to state to any CLIENT of the ADVISOR a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
          3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any CLIENT of the ADVISOR; or
          4. engage in any manipulative practice with respect to any Client of the Advisor.

RESTRICTIONS ON ACTIVITIES
--------------------------

     BLACKOUT PERIODS
     ----------------

     1. No Covered Person shall undertake a Security Transaction on a day during which the Funds have a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     2. No PORTFOLIO MANAGER, having the direct responsibility and authority to make investment decisions on behalf of the MUTUAL FUNDS, shall undertake a SECURITY TRANSACTION in any security in which he or she has, or by reason of such transaction acquires, any BENEFICIAL OWNERSHIP within seven (7) calendar days after the MUTUAL FUNDS trade in that security unless all of the transactions contemplated by the MUTUAL FUNDS in that security have been completed prior to such transaction.

     INTERESTED TRANSACTIONS
     -----------------------

          NO COVERED PERSON shall recommend any securities transactions by the FUNDS without having disclosed to the PORTFOLIO MANAGER his or her interest, if any, in such securities or the issuer thereof, including without limitation:

          a.   any BENEFICIAL  OWNERSHIP of any securities of such  issuer;
          b.   any contemplated  transaction by such person in such securities;
          c.   any  position  with  such  issuer or its  affiliates;  and
          d. any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.


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     DISCUSSION OF TRADING
     ---------------------

          No COVERED PERSON shall discuss with or otherwise inform others of any contemplated security transactions by the FUNDS except in the performance of his or her duties of employment or in an official capacity and then only for the benefit of the FUNDS or a CLIENT of the FUNDS and in no event for personal gain or for the benefit of others. No such person shall release information as to any investment portfolio changes on behalf of the FUNDS, proposed or in process, except (1) upon the completion of such changes, (2) when the disclosure results from the publication of a prospectus, (3) in conjunction with a regular report to CLIENTS or to any governmental authority resulting in such information becoming public knowledge, or
          (4) in conjunction with any report to which CLIENTS are entitled by reason of provisions of documents governing the operations of the FUNDS.

     INITIAL PUBLIC OFFERINGS
     ------------------------

          No COVERED  PERSON  shall  acquire  any  BENEFICIAL  OWNERSHIP  in any securities in an initial public offering without the prior written approval of the DESIGNATED SUPERVISORY PERSON (documented in accordance with Schedule III attached hereto) who has been provided by such COVERED PERSON with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the COVERED PERSON'S activities on behalf of the FUNDS) and has concluded after consultation with other investment advisory personnel of the ADVISOR that the FUNDS have no foreseeable interest in purchasing such securities.

     PRIVATE PLACEMENTS
     ------------------

          No COVERED PERSON shall acquire BENEFICIAL OWNERSHIP of any securities in a private placement without the prior written approval of the DESIGNATED SUPERVISORY PERSON (documented in accordance with Schedule III attached hereto) who has been provided by such COVERED PERSON with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the COVERED PERSON'S activities on behalf of the FUNDS) and has concluded after consultation with other investment advisory personnel of the ADVISOR that the FUNDS have no foreseeable interest in purchasing such securities.


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     SHORT-TERM TRADING PROFITS
     --------------------------

          Without the prior written approval of the DESIGNATED SUPERVISORY PERSON (documented in accordance with Schedule III attached hereto), no COVERED PERSON shall undertake a SECURITY TRANSACTION which yields a profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) securities, including shares of the Mutual Funds or any other series of Williamsburg Investment Trust, of which such COVERED PERSON has BENEFICIAL OWNERSHIP. Any profit so realized shall, unless the Advisor's Board of Directors approves otherwise, be paid over to the FUNDS or to a charitable organization of the DESIGNATED SUPERVISORY PERSON'S choosing.

     GIFTS
     -----

          No COVERED PERSON shall receive any gift of more than de minimis value from any person or entity that does business with or on behalf of the FUNDS.

     SERVICE AS A DIRECTOR
     ---------------------

          No COVERED PERSON shall serve on the board of directors of any publicly traded company without the prior written authorization of the DESIGNATED SUPERVISORY PERSON based upon a determination that such board service would be consistent with the interests of the FUNDS and CLIENTS.

ARTICLE III:      STANDARDS OF CONDUCT GOVERNING INSIDER TRADING

Standard  V(A) of the AIMR CODE  provides  guidance  with  respect  to a COVERED
PERSON'S obligation and duties when in possession of material, non-public information. Within the context of this guidance and in conformance with Section 204(A) of the Investment Advisors Act of 1940, the ADVISOR has adopted the following specific standards:

o Immediately upon becoming aware of any incidence of "insider trading" activity, each COVERED PERSON shall report the same to the DESIGNATED SUPERVISORY PERSON and the principals of the ADVISOR.

o The activity of the COVERED PERSON involved in such incident will be reviewed by the principals of the ADVISOR with such review documented in writing.


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



o Should the review process indicate the likelihood or existence of an inappropriate use or communication of material, non-public information, the ADVISOR will notify the SEC and other appropriate industry authorities.

o Should the COVERED PERSON be found guilty in proceedings with the SEC and/or other appropriate industry authorities, the COVERED PERSON shall be subject to dismissal from the employment of the ADVISOR in accordance with the ADVISOR'S employee dismissal policy.

ARTICLE IV: COMPLIANCE PROCEDURES

     PRE-EXECUTION AUTHORIZATION
     ---------------------------

          Subject to compliance with all applicable blackout periods mentioned herein, a COVERED PERSON may undertake a SECURITY TRANSACTION involving BENEFICIAL OWNERSHIP only if (1) such transaction has been approved by the DESIGNATED SUPERVISORY PERSON with said approval documented in accordance with the Trade Authorization/Report as per
          Schedule III attached hereto, (2) the approved transaction is completed by the close of business on the second trading day after approval is received and (3) the DESIGNATED SUPERVISORY PERSON has not rescinded such approval prior to execution of the transaction.

     TRANSACTION EXECUTION
     ---------------------

          In that it is the COVERED PERSON'S ultimate responsibility to ensure that applicable blackout periods have been observed and with a view toward reducing uncertainty concerning pending trades, the ADVISOR encourages, but does not require, that all COVERED PERSONS process their SECURITY TRANSACTIONS through the ALTERNATE DESIGNATED SUPERVISORY PERSON for trade execution. In so doing, the ALTERNATE DESIGNATED SUPERVISORY PERSON can inform COVERED PERSONS of pending trades of the FUNDS, monitor the status of such trades and coordinate the execution of trades for COVERED PERSONS in a manner which is consistent with the requirements and spirit of the CODE.

     REPORTING TRANSACTIONS
     ----------------------

          In that Rule 204-2(a)(12) of the Investment Advisors Act of 1940 requires that all "access" persons (as defined in said Act) report their personal securities transactions in a timely manner, making no distinction between





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

          SECURITY TRANSACTIONS and EXEMPT TRANSACTIONS, the following reporting requirements shall apply to all COVERED PERSONS:

          a. All transactions, whether SECURITY TRANSACTIONS or EXEMPT TRANSACTIONS and in either case irrespective of BENEFICIAL OWNERSHIP status, shall be reported to the DESIGNATED SUPERVISORY PERSON in accordance with the Trade Authorization/Report as per
               Schedule III attached hereto. Said report shall be submitted no later than 10 days following the date of trade execution and accompanied by a copy of the confirmation for such trade.

          b. If, during any calendar quarter, no SECURITY TRANSACTIONS or EXEMPT TRANSACTIONS (irrespective of BENEFICIAL OWNERSHIP status) are undertaken by a COVERED PERSON, said COVERED PERSON shall certify accordingly within 10 days of such calendar quarter end. The form for such certification shall be in accordance with the Security Holdings Report as per Schedule IV attached hereto.

     REPORTING HOLDINGS
     ------------------

               Upon commencement of employment and within the herein prescribed deadlines following the end of each calendar quarter, each COVERED PERSON must submit to the DESIGNATED SUPERVISORY PERSON a Security Holdings Report in the form of Schedule IV attached hereto. Said report shall contain an inventory, as of the same calendar quarter then ended, of all securities for which such COVERED PERSON possesses BENEFICIAL OWNERSHIP to include an itemization of each SECURITY TRANSACTION and EXEMPT TRANSACTION undertaken during such calendar quarter so as to facilitate a reconciliation of such COVERED PERSON'S holdings from the previous calendar quarter end. The deadline for submitting the Security Holdings Report is as follows:

                    o If, during a given calendar quarter, no SECURITY TRANSACTIONS or EXEMPT TRANSACTIONS were undertaken by the COVERED PERSON or the COVERED PERSON failed to submit a Trade Authorization/Report in connection with any SECURITY TRANSACTION or EXEMPT TRANSACTION undertaken during such quarter, submission of the Security Holdings Report is required within 10 days of the quarter then ended.




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

                    o If, during a given calendar quarter, all SECURITY TRANSACTIONS and EXEMPT TRANSACTIONS undertaken by the COVERED PERSON were reported through timely submission of Trade Authorization/Reports, submission of the Security Holdings Report is required within 30 days of the quarter then ended.

               Irrespective of the above mentioned deadlines, within 30 days following the end of each calendar quarter, each COVERED PERSON shall also submit to the DESIGNATED SUPERVISORY PERSON a copy of all account statements applicable to the holdings itemized in their respective Security Holdings Report. Said account statements shall delineate the holdings contained in such account as of the calendar quarter just ended.

     CERTIFICATION OF COMPLIANCE
     ---------------------------

               Each COVERED PERSON is required to certify quarterly, via the Security Holdings Report, that he or she has read and understood this CODE, recognizes that he or she is subject to such CODE, that he or she has complied with all of the requirements of the CODE and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the CODE and Rule 204-2(a)(12) of the Investment Advisors Act of 1940.

     NOTIFICATION OF SUBJECT PERSONS
     -------------------------------

               The DESIGNATED SUPERVISORY PERSON shall notify each COVERED PERSON who may be required to make reports pursuant to this CODE that such person is subject to this CODE and its reporting requirements and shall deliver a copy of this CODE to each such person.

     BOARD REVIEW
     ------------

               1. At least quarterly, the DESIGNATED SUPERVISORY PERSON shall report to the Board of Trustees of the Williamsburg Investment Trust and the Board of Directors of the ADVISOR any violations requiring significant remedial action during the past quarter.

               2.   At least annually,  the DESIGNATED  SUPERVISORY PERSON shall
                    report  to  the  Board  of  Trustees  of  the   Williamsburg
                    Investment Trust and the Board of Directors of the ADVISOR:


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


                    a. all existing procedures concerning COVERED PERSONS' personal trading activities and any procedural changes made during the past year; and

                    b.   any  recommended   changes  to  this  CODE  or  related
                         procedures.

     SANCTIONS
     ---------

               Upon discovering that a COVERED PERSON has not complied with the requirements of this CODE, the DESIGNATED SUPERVISORY PERSON shall report the violation to the ADVISOR'S President for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this CODE, may include a reprimand of the COVERED PERSON, a monetary fine, or suspension or termination of the COVERED PERSON'S relationship with the ADVISOR.

     CONFIDENTIALITY
     ---------------

               All information obtained from any COVERED PERSON hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

     OTHER LAWS, RULES AND STATEMENTS OF POLICY
     ------------------------------------------

               Nothing contained in this CODE shall be interpreted as relieving any COVERED PERSON from acting in accordance with the provision of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by the ADVISOR.

     FURTHER INFORMATION
     -------------------

               If any person has any questions with regard to the applicability of the provisions of this CODE generally or with regard to any securities transaction or transactions such person should consult the DESIGNATED SUPERVISORY PERSON.


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



     RECORDS
     -------

               This CODE, a copy of each report by a COVERED PERSON, any written report hereunder by the ADVISOR, and lists of all persons required to make reports shall be preserved with the ADVISOR'S records for the period required by Rule 17j-1.




   ______________________     _____________________    ______________________
      JOHN M. FLIPPIN             JOHN T. BRUCE        R. GREGORY PORTER, III
















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


                                   SCHEDULE I

                                   DEFINITIONS


AIMR CODE shall mean the Code of Ethics and Standards of Professional Conduct (as amended) of the Association for Investment Management and Research.

ADVISOR shall mean Flippin, Bruce & Porter, Inc. in its capacity as investment advisor to the FBP Contrarian Balanced Fund and the FBP Contrarian Equity Fund, both series of the Williamsburg Investment Trust, and the separate, managed accounts of Flippin, Bruce & Porter, Inc.

BENEFICIAL OWNERSHIP is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

     The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person, or entity performing a similar function; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in securities held by certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Rule, a person who is a




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

shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity portfolio.

CLIENT(S) shall mean the separate, managed account clients of Flippin, Bruce & Porter, Inc. and the shareholders of the FBP Contrarian Balanced Fund and the FBP Contrarian Equity Fund.

CODE shall mean the Amended and Restated Code of Ethics of Flippin, Bruce & Porter, Inc.

COVERED PERSON shall mean any director, officer or employee of the Advisor or of any company in a control relationship to the Advisor who, in connection with his or her regular functions or duties:

          a. makes or participates in decisions regarding the purchase or sale of securities by the Funds;
          b. has direct responsibility and authority to make investment decisions affecting the Funds or
          c. obtains or has ready access to information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

DESIGNATED SUPERVISORY PERSON and ALTERNATE DESIGNATED SUPERVISORY PERSON shall mean Michael E. Watson or Richard A. Bond and R. Joyce Tyree or Darryl P. Layne, respectively.

EXEMPT TRANSACTION shall mean any transaction involving:

          a.   the purchase or sale of:

               (l)  securities issued by the Government of the United States
               (ii) bankers' acceptances
               (iii) bank certificates of deposit
               (iv) commercial paper; and
               (v) fixed income securities provided that (1) the security has a credit rating of at least Aa or Aaa from Moody's Investors Service, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service or is unrated but comparably creditworthy, (2) the security matures within twelve months of purchase, (3) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (4) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume.


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


          b. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          c. Purchases or sales of securities which are not eligible for purchase or sale by the Funds;

          d. Purchases or sales of fixed-income securities of investment grade with an outstanding issue size of $100,000,000 or more;

          e. Purchases or sales that are non-volitional on the part of the Covered Person;

          f. Purchases that are part of an automatic dividend reinvestment plan;

          g. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

          h. Purchases or sales of currencies, currency futures, interest rate futures, index futures and options on any of the foregoing;

          i. Purchases or sales of securities issued or guaranteed as to principal and interest by any government or its agencies or instrumentalities;

          j. Transactions in a security for which the purchase or sale price, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is less than $5,000, except that such amount shall be $100,000 in the case of issuers with total market capitalization in excess of $4 billion;

          k. Purchases or sales of an equity security traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Quotation System if the number of shares purchased or sold, when aggregated with purchases or sales of the same security within 15 days before or after such transaction, is 500 shares or less; or

          l.   Subject  to the  advance  approval  by a  Designated  Supervisory
               Person, purchases or sales which are only remotely potentially harmful to the Funds because such purchases or sales would be unlikely to affect a highly institutional market, or because such


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

               purchases or sales are clearly not related economically to the securities held, purchased or sold by the Funds.

          m. Any transaction involving the purchase or sale of shares of a registered open-end investment company (excluding the Mutual Funds and any other series of Williamsburg Investment Trust), variable annuity or variable life insurance product shall be specifically excluded from this definition.

FUND(S) shall mean, individually and collectively, the separate, managed accounts of Flippin, Bruce & Porter, Inc. and the Mutual Funds.

MUTUAL FUNDS  shall  mean  the  FBP  Contrarian  Balanced  Fund  and/or  the FBP
     Contrarian Equity Fund.

PORTFOLIO MANAGER shall mean any Covered Person with the direct responsibility and authority to make investment decisions and initiate the purchase or sale of securities which affects the FBP Contrarian Balanced Fund or the FBP Contrarian Equity Fund.

SECURITY TRANSACTION shall mean any transaction involving the purchase or sale of a security or an option to purchase or sell a security which is not an Exempt Transaction. Any transaction involving the purchase or sale of a registered open-end or closed-end investment company, variable annuity or variable life insurance product shall be specifically excluded from this definition.

SECURITY HELD OR TO BE ACQUIRED shall mean any security or option on a security which, within the most recent 15 days, is or has been held by the Funds or is being or has been considered by the Advisor for purchase by the Funds.







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